Exhibit 8

JOINDER AGREEMENT

Reference is hereby made to that certain Joint Filing Agreement, dated January 10, 2018, by and among Scott L. Bok, Bok Family Partners, L.P., the Bok Family Foundation and the Scott L. Bok November 2015 Annuity Trust (the “Joint Filing Agreement”), to which the Scott L. Bok November 2018 Annuity Trust was added as a party pursuant to that certain Joinder Agreement dated as of November 13, 2018, the Scott L. Bok May 2019 Annuity Trust was added as a party pursuant to that certain Joinder Agreement dated as of August 21, 2019 and the Scott L. Bok March 2020 Annuity Trust was added as a party pursuant to that certain Joinder Agreement dated as of August 25, 2020, and in which the parties thereto agreed to the joint filing on behalf of each of them of statements on Schedule 13D with respect to the Common Stock, par value $0.01 per share, of Greenhill & Co., Inc., a Delaware corporation, to the extent required by applicable law.

The undersigned hereby acknowledges and agrees to be bound by the mutual covenants and agreements of the parties to the Joint Filing Agreement

This Joinder Agreement may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned hereby executes this Joinder Agreement as of this 15th day of November, 2021.

Scott L. Bok November 2020 Annuity Trust

By:	/s/ Scott L. Bok
Name:	Scott L. Bok
Title:	Trustee

Scott L. Bok November 2021 Annuity Trust

By:	/s/ Scott L. Bok
Name:	Scott L. Bok
Title:	Trustee

CONFIRMED AND AGREED TO:

Scott L. Bok

By:	/s/ Scott L. Bok
Name:	Scott L. Bok

Bok Family Partners, L.P.

By:	/s/ Scott L. Bok
Name:	Scott L. Bok
Title:	General Partner

Bok Family Foundation

By:	/s/ Scott L. Bok
Name:	Scott L. Bok
Title:	Trustee

Scott L. Bok May 2019 Annuity Trust

By:	/s/ Scott L. Bok
Name:	Scott L. Bok
Title:	Trustee

Scott L. Bok March 2020 Annuity Trust

By:	/s/ Scott L. Bok
Name:	Scott L. Bok
Title:	Trustee

[Signature Page to Joinder Agreement]